Confidential Treatment Requested. Confidential portions of this document have been redacted and separately filed with the Commission.

***** Confidential material redacted and filed separately with the Commission.

January 26, 2003

To:

Yeda Research and
Development Company Ltd.
Rehovot

Dear Sirs,

Re:
Amendment No. 3 to Research and Licence Agreement dated April 7, 1993 (“the R&L Agreement”) as amended on August 31, 1995 (“Amendment No. 1”) (restated on January 25, 1998) and on January 25, 1998 (“Amendment No. 2”)

We set out below the amendments to Amendments No. 1 and No. 2 agreed between Yeda Research and Development Company Ltd. (“Yeda”) and XTL Biopharmaceuticals Ltd. (“the Corporation”) following discussions between the parties conducted at the Corporation’s request (capitalised terms herein having the meanings ascribed thereto in the R&L Agreement, unless otherwise defined herein):

1.	Effective on the date of signature hereof, Clause 2 of Amendment No. 1 is hereby replaced by the following:

“2.	Royalties

2.1.	Royalty Rates

Instead of the royalties payable as specified in Clause 7(d)(ii) of the R&L Agreement, the royalties payable to Yeda by XTL in consideration of the Licence granted under the R&L Agreement, shall be as follows:

2.1.1.
(a) ***** percent) of Net Sales (as hereinafter defined) from sales by XTL of human therapeutical drugs developed and/or made under and/or using the Licensed Patents and/or the Licensed Technology (‘the Therapeutical Products’). ‘Net Sales’ as used herein shall have the meaning ascribed to the term in the R&L Agreement, references therein to ‘the Products’ being read as references to the Therapeutical Products.

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(b) ***** percent) of any amount received by XTL from any third party and calculated on sales by such third party of Therapeutical Products, after deduction from such amount of Third Party Royalties (as defined below) (“the XTL Net Royalty”)_, provided (i) that if ***** of the XTL Net Royalty is greater than ***** percent) of Net Sales from such sales by such third party of such Therapeutical Products, then the royalty payable to Yeda by XTL on such amount shall be ***** per cent) of Net Sales from such sales by such third party and (ii) if ***** per cent) of the XTL Net Royalty is less than ***** per cent) of Net Sales from such sales by such third party of such Therapeutical Products, then the royalty payable to Yeda by XTL on such amount shall be *****) of Net Sales from such sales by such third party;

‘Third Party Royalties’, for the purpose of a deduction to be made from any amount received by XTL pursuant to this Section 2.1.1(b) above, shall mean any royalty calculated on the said amount and payable by XTL to a third party for the right to the use of a compound included in the Therapeutical Product in respect of which the amount has been received and/or for the right to the use of technology used directly in the development or production of the Therapeutical Product in respect of which the amount has been received, provided always that the duty to pay the royalty to the third party has been established at arms length and in good faith and the size of such royalty is no greater than what would be due in an arms length transaction entered into in good faith. “Third party” in this definition of “Third Party Royalties” shall include Yeda itself, in the event a royalty as aforesaid in the said definition is payable to Yeda by XTL in respect of a compound or technology other than that licensed under the R&L Agreement.

2.1.2.
***** percent) of all amounts received by XTL from third parties (except the amounts governed by Section 2.1.1(b) above or Section 2.1.4 below) under or pursuant to agreements allowing such third parties the use of results, including products, developed and/or made by XTL under and/or using the Licensed Patents and/or the Licensed Technology (including, without limitation, results obtained by XTL’s use of chimeric mammals or other animal models).

2.1.3.
***** percent) of all amounts received by XTL from a third party payable upon XTL reaching milestones specified in an agreement with such third party providing for performance of development activities by XTL for such third party under and/or using the Licensed Patents and/or the Licensed Technology.

2.1.4.
***** percent) of all amounts received by XTL under or pursuant to agreements with third parties allowing such third parties to use outside XTL’s premises chimeric mammals or other animal models (collectively, ‘Models’) made and/or developed by XTL under and/or using the Licensed Patents and/or the Licensed Technology or allowing such third parties to produce Models under and/or using the Licensed Patents and/or the Licensed Technology.

2.1.5.
***** percent) of all amounts received by XTL as a result of any activities under and/or using the Licensed Patents and/or the Licensed Technology (including the grant of sublicences to third parties to carry out activities under and/or using the Licensed Patents and/or the Licensed Technology), other than those specified in Sections 2.1.1., 2.1.2, 2.1.3 or 2.1.4 above. Where the amounts received by XTL as aforesaid are the result of activities not involving the grant of sublicences to third parties (‘Direct Activities’) and are amounts received in a transaction other than at arms length, the royalty due to Yeda shall be calculated on the amount that would have been received by XTL in a transaction at arms length.

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2.1.6.
For the avoidance of doubt, it is expressly stated that royalties shall not be due pursuant to Sections 2.1.2, 2.1.4 or 2.1.5 above on funds received by XTL which are paid by a third party (i) in order to cover, and are actually applied by XTL in covering, the cost of research and development by XTL for such third party of products generating any of the amounts in respect of which royalties are payable pursuant to Sections 2.1.2, 2.1.4 or 2.1.5 above or (ii) as an investment in the equity of XTL in connection or conjunction with any agreement between XTL and such third party relating to the Licence and/or the Licensed Technology and/or the Licensed Patents or otherwise, provided such investment is made at no lower than the then current market price of the shares in XTL’s equity of the kind acquired in such investment and does not have the effect of replacing or reducing the amounts which are or which would be payable in an arms-length transaction by such third party to XTL and in respect of which royalties are payable pursuant to Section 2.1.2, 2.1.4 or 2.1.5 above.

2.1.7.
For the avoidance of doubt, it is expressly stated, that nothing in this Section 2.1 above or elsewhere in this letter shall be deemed to derogate from the provisions of Clause 7(c) of the R&L Agreement governing the grant of sublicences.

2.1.8.
A table exemplifying the provisions of Clause 2.1 above is attached as Appendix A hereto. If there shall be any contradiction between the table and the provisions of Clause 2.1, the provisions of Clause 2.1 shall govern.

2.1.9.
If XTL shall be obliged to pay any third party a royalty on any amount on which a royalty is due to Yeda pursuant to Clause 2.1.5 above, Yeda shall agree, at XTL’s written request, to discuss with XTL the extent, if at all, by which the royalty due to Yeda under Clause 2.1.5 on such amount shall be reduced having regard to XTL’s obligation to pay a royalty to a third party as aforesaid and the terms and conditions governing any such reduction, provided that Yeda shall be entirely free in its absolute discretion to refuse to agree to any such reduction.

2.2.	Payment of Royalties

The provisions of Clause 7(d)(iii) of the R&L Agreement shall apply, mutatis mutandis, to the royalties payable to Yeda pursuant to Section 2.1 above, references to ‘Net Sales’ in the said Clause 7(d)(iii) being deemed references to ‘Net Sales’ as defined in Section 2.1.1 above for the purpose of that Section and to amounts received by XTL from Direct Activities (as defined in Section 2.1.5 above) and references to "Sublicensing Receipts" in Clause 7(d)(iii) being deemed references to amounts subject to royalty payment to Yeda pursuant to Sections 2.1.2, 2.1.3, 2.1.4 or 2.1.5 above (not being amounts resulting from Direct Activities (as defined in Section 2.1.5 above)).

***** Confidential material redacted and filed separately with the Commission.

2.3.	For the avoidance of doubt, it is expressly stated that payment of royalties under the R&L Agreement shall continue as follows:

2.3.1.	Payment of royalties pursuant to Section 2.1.1 shall continue with respect to sales of any Therapeutical Product as follows:

(aa) if the Therapeutical Product sold is made and/or sold in a country where a Licensed Patent or Patents issue including claims covering, in whole or in part, such product or the manufacture thereof—then, until the date of expiry of the last of the Licensed Patents covering such Therapeutical Product in such country to expire, or (ii) until termination of the ***** commencing on the date of the first commercial sale of such Therapeutical Product in such country, whichever is the longer period;

(bb) on sales of a Therapeutical Product made and sold in any other country, until the date of expiry of a period of ***** commencing on the date of the first commercial sale of such Therapeutical Product in such country.

2.3.2.	Payment of royalties pursuant to Section 2.1.2 shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue: (i) until the expiry of the last to expire of the said Licensed Patents; or (ii) until termination of the ***** commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2, whichever is the longer period;

(bb) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.2;

(cc) payment of royalties on amounts paid to XTL and not attributable to the paying third party's activities in any particular country, shall continue until: the expiry of the last to expire of any Licensed Patents sublicensed to the third party under the agreement with it; or (ii) until the date of expiry of a period of ***** commencing on the first date on which XTL receives an amount relating to activities in any country included in the countries covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.2, whichever is the longer period.

2.3.3.	Payment of royalties pursuant to Section 2.1.3 shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of XTL or of the paying third party under a Licensed Patent or Patents in a particular country shall continue: (i) until the expiry of the last to expire of the said Licensed Patents; or (ii) until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.3, whichever is the longer period,

***** Confidential material redacted and filed separately with the Commission.

(bb) payment of royalties on amounts paid to XTL and attributable to activities of XTL or the paying third party in a particular country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.3;

(cc) payment of royalties on amounts paid to XTL and not attributable to XTL's or the third party's activities in any particular country shall continue until: (i) the expiry of the last to expire of any Licensed Patents under which such activities are or may be performed in terms of the agreement with the third party; or (ii) until the date of expiry of a period of ***** commencing on the date on which XTL first receives an amount relating to activities in any country covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.3, whichever is the longer period.

2.3.4.	Payment of royalties pursuant to Section 2.1.4 shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue: (i) until the expiry of the last to expire of the said Licensed Patents; or (ii) until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.4, whichever is the longer period;

(bb) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a country in which there is no Licensed Patent shall continue until termination of the ***** commencing on the date on which XTL first receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.4;

(cc) payment of royalties on amounts paid to XTL and not attributable to the third party's activities in any particular country shall continue, until: (i) the expiry of the last to expire of any Licensed Patents sublicensed to the third party under the agreement with it; or (ii) until the date of expiry of a period of ***** commencing on the date on which XTL first receives an amount relating to activities in any country covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.4, whichever is the longer period.

2.3.5.	Payment of royalties pursuant to Section 2.1.5 shall continue as follows:

(A) where the royalties are on amounts received by XTL on any Direct Activity, the duty to pay royalties shall continue:

(aa) if the activity or any part thereof is carried out in any country under a Licensed Patent or Patents—then: (i) until the date of expiry of the last of such Licensed Patents to expire, or (ii) until termination of the ***** commencing on the first date on which XTL first receives an amount as a result of that activity in that country, whichever is the longer period;

***** Confidential material redacted and filed separately with the Commission.

(bb) if the activity is carried out in any other country, until the date of expiry of a period of ***** commencing on the first date on which XTL receives an amount as a result of that activity in that country;

(B) Where the royalties are due on amounts received by XTL on activities not being a Direct Activity, the duty to pay royalties shall continue as follows:

(aa) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party under a Licensed Patent or Patents in a particular country shall continue: (i) until the expiry of the last to expire of the said Licensed Patents; or (ii) until termination of the ***** commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.5, whichever is the longer period;

(bb) payment of royalties on amounts paid to XTL and attributable to activities of the paying third party in a particular country in which there is no licensed Patent shall continue until termination of the ***** commencing on the first date on which XTL receives an amount relating to activities in such country on which a royalty is due to Yeda pursuant to Section 2.1.5;

(cc) payment of royalties on amounts paid to XTL and not attributable to the third party's activities in any particular country shall continue: (i) until the last to expire of any Licensed Patents sublicensed to the third party under the agreement with it; or (ii) until the date of expiry of a period of ***** commencing on the first date on which XTL receives an amount relating to activities in any country covered by such agreement on which a royalty is due to Yeda pursuant to Section 2.1.5, whichever is the longer period.

2.4.
The License granted under the R&L Agreement shall remain in force (if not previously terminated according to the provisions of the R&L Agreement (as amended hereby)) for the purpose of each of the activities specified in Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4 and 2.1.5, as long as there is a duty to pay royalties in respect of such activity, as provided in Section 2.3 above. Clause 7(b)(ii) of the R&L Agreement is replaced by the provisions of this Section 2.4 above.”

2.	Effective of the date of signature hereof, Clause 1 of Amendment No. 2 is replaced by the following:

“1.	Clause 13(b)(i) of the R&L Agreement shall be and is hereby replaced by the following:

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(i) (A) Yeda may terminate this Agreement by giving written notice to that effect to the Corporation if the aggregate of the royalties due to Yeda under Paragraph 2.1.1 of the letter agreement between the parties dated August 31, 1995 (and amended on January 25, 1998) amending this Agreement (hereinafter 'the Amendment') (hereinafter collectively 'Product Sale Royalties') and actually paid to Yeda on due date in respect of the seventh year, eighth year or ninth year of the term of the Licence shall be less than US $100,000 (one hundred thousand United States Dollars) (hereinafter in this subparagraph (A) 'the Default Year'), UNLESS the Corporation shall have proved to Yeda's reasonable satisfaction within 30 (thirty) days of the end of the Default Year that the Corporation and/or Collaboration Partners (as such expression is defined below) have spent at least US $750,000 (seven hundred and fifty thousand United States Dollars) in the Default Year in funding the cost of the activities described in Clause 8(b) above (hereinafter 'Development Activities') towards commercialisation of Therapeutical Products in respect of the sale of which Yeda is entitled to royalties under Paragraph 2.1.1 of Amendment No. 1 (hereinafter collectively 'Yeda Royalty Bearing Products'). Yeda shall give any such notice of termination within 60 (sixty) days of the end of the Default Year.

'Collaboration Partner' shall mean an entity providing funding for the said Development Activities to the Corporation or on its behalf pursuant to an agreement between the Corporation and such entity whereby a sublicence has been granted to such entity with Yeda's consent in accordance with Paragraph 7(c) above.

(B) If the aggregate payment due to Yeda on Product Sale Royalties and actually made to Yeda in respect of the tenth, eleventh or twelfth year of the term of the Licence shall be less than US $100,000 (one hundred thousand United States Dollars) (hereinafter in this subparagraph (B) 'the Default Year'), the Corporation shall pay Yeda within 30 (thirty) days of the end of the Default Year, the amount by which the Product Sale Royalties actually paid to Yeda in respect of the Default Year shall be less than US $100,000 (hereinafter in this subparagraph (B) 'the Shortfall Amount'). Payment of the Shortfall Amount (except to the extent that it represents payments due and payable to Yeda in respect of the Product Sale Royalties other than pursuant to this subparagraph (B)) shall be fully credited against future Product Sale Royalties becoming due to Yeda but shall not be refundable in any event.

It is agreed, without derogating from Yeda's rights to other or additional relief and remedies, including the right to sue for the Shortfall Amount, that failure to make the Shortfall Payment as aforesaid shall entitle Yeda to terminate this Agreement by giving written notice of termination to the Corporation within 60 (sixty) days of the end of the Default Year.

(C) If the aggregate payment due to Yeda as Product Sale Royalties and actually paid to Yeda in respect of the thirteenth year or the fourteenth year of the term of the Licence shall be less than US $100,000 (one hundred thousand US Dollars) (hereinafter in this subparagraph (C) 'the Default Year'), Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation, unless: (x) the Corporation shall pay Yeda by no later than 30 (thirty) days from the end of the Default Year, the amount by which the Product Sale Royalties actually paid to Yeda in respect of such year shall be less than US $100,000 (hereafter in this subparagraph (C) 'the Shortfall Amount'); and (y) sales of Yeda Royalty Bearing Products shall have commenced before or during that year or the Corporation shall have demonstrated to Yeda's reasonable satisfaction that regulatory approval for sale of a Yeda Royalty Bearing Product in the US or a major European country has been requested before or during the said year and that the Corporation has taken every reasonable, lawful action possible in that year to expedite grant of such approval. Payment of the Shortfall Amount (except to the extent that it represents payments due and payable to Yeda in respect of Product Sales Royalties other than pursuant to this subparagraph (C)) shall be fully credited against future Product Sale Royalties becoming due to Yeda but shall not be refundable in any event. Yeda shall give any such notice of termination within 60 (sixty) days of the end of the Default Year.

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(D) If the aggregate payment due to Yeda as Product Sale Royalties and actually paid to Yeda on due date in respect of the fifteenth or any subsequent year of the term of the Licence shall be less than US $200,000 (two hundred thousand US Dollars) (hereinafter in this subparagraph (D) 'the Default Year'), Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation within 60 (sixty) days of the end of the Default Year.

(E) If commercial exercise of the Licence by way of sale of Yeda Royalty Bearing Products, once commenced, shall cease thereafter for a period of 12 (twelve) consecutive months or more, Yeda shall be entitled to terminate the Agreement by service of written notice to that effect on the Corporation within 60 (sixty) days of the end of such period and, unless sales of Yeda Royalty Bearing Products shall have been renewed in the meantime, also at any time thereafter, provided, however, in the event Yeda desires to terminate the Agreement after such 60-day period, Yeda shall give the Corporation written notice at least 60 (sixty) days in advance of the desired date of termination.

(F) Nothing in this Clause 13(b)(i) above shall be deemed to justify failure to make any payment due and payable to Yeda under any of the provisions of this Agreement other than under this Clause 13(b)(i) above or to derogate from Yeda's rights with respect to such failure pursuant to Clause 13(b)(ii) below or otherwise."

3.
Except as set forth in this letter, all the terms of the R&L Agreement (as amended by Amendments No. 1 and No. 2 (as they are amended hereby)) shall remain unchanged. The R&L Agreement, as amended as aforesaid, sets forth the entire understanding between Yeda and XTL regarding the R&L Agreement and supersedes any other prior agreement or understanding, oral or written.

Please indicate your acceptance of the terms of this letter by affixing your signature below.

Very truly yours,

XTL BIOPHARMACEUTICALS LTD.

By: _________________________

Title: _________________________

Agreed and accepted:

YEDA RESEARCH AND DEVELOPMENT
COMPANY LTD.

By: _________________________ By: ___________________________

Title: _________________________  Title: ____________________________

Includes confidential material redacted in the to-be-publicly-filed copy of the Agreement

APPENDIX A

(to Amendment No. 3 to Research and License Agreement dated April 7, 1993
(“the R&L Agreement”) as amended on August 31, 1995 (“Amendment No. 1”) (restated on January 25, 1998) and on January 25, 1998 (“Amendment No. 2”)

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